                                                                    Exhibit d(1)


                  QUILMES INDUSTRIAL (QUINSA), SOCIETE ANONYME

                                       AND

                              THE BANK OF NEW YORK

                                                 AS DEPOSITARY

                                       AND

                          HOLDERS AND BENEFICIAL OWNERS
                         OF AMERICAN DEPOSITARY RECEIPTS

                     AMENDED AND RESTATED DEPOSIT AGREEMENT

                          DATED AS OF FEBRUARY 28, 2002

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS.........................................................................      1

      SECTION 1.1.  American Depositary Shares; ADSs............................................      2
      SECTION 1.2.  Beneficial Owner............................................................      2
      SECTION 1.3.  Business Day................................................................      2
      SECTION 1.4.  Commission..................................................................      2
      SECTION 1.5.  Company.....................................................................      2
      SECTION 1.6.  Custodian; Custodians.......................................................      2
      SECTION 1.7.  Delivery; Deposit; Surrender; Transfer; Withdraw............................      3
      SECTION 1.8.  Deposit Agreement...........................................................      3
      SECTION 1.9.  Depositary; Corporate Trust Office..........................................      3
      SECTION 1.10  Deposited Securities........................................................      3
      SECTION 1.11  Dollars.....................................................................      4
      SECTION 1.12  Foreign Registrar...........................................................      4
      SECTION 1.13  Holder......................................................................      4
      SECTION 1.14  Receipts....................................................................      4
      SECTION 1.15  Registrar...................................................................      4
      SECTION 1.16  Restricted Securities.......................................................      4
      SECTION 1.17  Securities Act of 1933......................................................      5
      SECTION 1.18  Securities Exchange Act.....................................................      5
      SECTION 1.19  Shares......................................................................      5
      SECTION 1.20  United States...............................................................      5
      SECTION 1.21  Luxembourg..................................................................      5

ARTICLE 2.  FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND
         SURRENDER OF RECEIPTS..................................................................      5

      SECTION 2.1.  Form and Transferability of Receipts........................................      5
      SECTION 2.2.  Deposit of Shares...........................................................      6
      SECTION 2.3.  Execution and Delivery of Receipts..........................................      7
      SECTION 2.4.  Transfer of Receipts; Combination and Split-up of Receipts..................      8
      SECTION 2.5.  Surrender of Receipts and Withdrawal of Shares..............................      8
      SECTION 2.6.  Limitations on Execution and Delivery, Transfer and Surrender of Receipts...      9
      SECTION 2.7.  Lost Receipts, etc..........................................................     10
      SECTION 2.8.  Cancellation and Destruction of Surrendered Receipts........................     11
      SECTION 2.9.  Pre-Release of Receipts.....................................................     11

ARTICLE 3.  CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS..........................................     12
      SECTION 3.1.  Filing Proofs, Certificates and Other Information...........................     12
      SECTION 3.2.  Liability of Holder for Taxes...............................................     12
      SECTION 3.3.  Warranties on Deposit of Shares.............................................     13
      SECTION 3.4.  Disclosure of Interest......................................................     13

ARTICLE 4.  THE DEPOSITED SECURITIES............................................................     13

      SECTION 4.1.  Cash Distributions..........................................................     13
      SECTION 4.2.  Distributions Other Than Cash, Shares or Rights.............................     14
      SECTION 4.3.  Distributions in Shares.....................................................     14
      SECTION 4.4.  Rights......................................................................     15
      SECTION 4.5.  Conversion of Foreign Currency..............................................     16
      SECTION 4.6.  Fixing of Record Date.......................................................     17
      SECTION 4.7.  Voting of Deposited Securities..............................................     18
      SECTION 4.8.  Changes Affecting Deposited Securities......................................     19
      SECTION 4.9.  Reports.....................................................................     19
      SECTION 4.10  Lists of Owners.............................................................     20
      SECTION 4.11  Withholding.................................................................     20

ARTICLE 5.  THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY......................................     20

      SECTION 5.1.  Maintenance of Office and Transfer Books by the Depositary..................     20
      SECTION 5.2.  Prevention or Delay in Performance by the Depositary or the Company.........     21
      SECTION 5.3.  Obligations of the Depositary, the Custodian and the Company................     21
      SECTION 5.4.  Resignation and Removal of the Depositary...................................     22
      SECTION 5.5.  The Custodians..............................................................     23
      SECTION 5.6.  Notices and Reports.........................................................     24
      SECTION 5.7.  Distribution of Additional Shares, Rights, etc..............................     24
      SECTION 5.8.  Indemnification.............................................................     25
      SECTION 5.9.  Charges of Depositary.......................................................     26
      SECTION 5.10  Retention of Depositary Documents...........................................     27
      SECTION 5.11  Exclusivity.................................................................     28
      SECTION 5.12  List of Restricted Securities Owners........................................     28

ARTICLE 6.  AMENDMENT AND TERMINATION...........................................................     28

      SECTION 6.1.  Amendment...................................................................     28
      SECTION 6.2.  Termination.................................................................     28

ARTICLE 7.  MISCELLANEOUS.......................................................................     29

      SECTION 7.1.  Counterparts................................................................     29
      SECTION 7.2.  No Third Party Beneficiaries................................................     30
      SECTION 7.3.  Severability................................................................     30
      SECTION 7.4.  Holders and Beneficial Owners as Parties; Binding Effect....................     30
      SECTION 7.5.  Notices.....................................................................     30
      SECTION 7.6.  Governing Law...............................................................     31
      SECTION 7.7.  Compliance with U.S. Securities Laws........................................     31
      SECTION 7.8.  Submission to Jurisdiction; Appointment of Agent for Service of Process. ...     31
      SECTION 7.9.  Assignment..................................................................     32

                     AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of February 28, 2002 among QUILMES INDUSTRIAL (QUINSA), Societe Anonyme, a company incorporated under the laws of Luxembourg (the "Company"), THE BANK OF NEW YORK, a New York banking corporation (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

                                   WITNESSETH:

      WHEREAS, the Company, Citibank, N.A., as depositary, and all holders from time to time entered into a deposit agreement dated as of April 2, 1996, as amended on December 21, 2001 (the "Original Deposit Agreement"); and

      WHEREAS, pursuant to Section 5.04 of the Original Deposit Agreement, the Company removed Citibank, N.A., as depositary, and appointed The Bank of New York as successor depositary (hereinafter called the "Depositary"); and

      WHEREAS, the Company has duly authorized the issue from time to time of its Class B shares without par value to be issued with such terms and provisions as shall be specified in or pursuant to the Articles of Incorporation of the Company and one or more resolutions of its Board of Directors; and

      WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company, from time to time with the Depositary or with the Custodian, as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares; and

      WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

      NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

      SECTION 1.1. American Depositary Shares; ADSs.

            The terms "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

      SECTION 1.2. Beneficial Owner.

            The term "Beneficial Owner" shall mean any person owning a beneficial interest in a Receipt and the American Depositary Shares represented by such Receipt but who is not the Holder of such Receipt.

      SECTION 1.3. Business Day

                  The term "Business Day" shall mean any day that is not a Saturday, Sunday, or other day on which banks are required or authorized by law to be closed in the City of New York.

      SECTION 1.4. Commission.

            The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

      SECTION 1.5. Company.

            The term "Company" shall mean QUILMES INDUSTRIAL (QUINSA), Societe Anonyme, a company incorporated and existing under the laws of Luxembourg, and its successors.

      SECTION 1.6. Custodian; Custodians.

            The term "Custodian" shall mean, as of the date hereof, Banque et Caisse d'Epargne de l'Etat having its principal office in Luxembourg, as Custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5 as a successor or an additional custodian or custodians hereunder, as the context shall require, and the term "Custodians" shall mean all of them, collectively.

      SECTION 1.7. Delivery; Deposit; Surrender; Transfer; Withdraw.

            The term "deliver", "deposit", surrender", "transfer" or "withdraw", when used (i) with respect to Shares: (a) in the case of book-entry Shares, shall refer to an entry or entries in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities, or (b) in the case of certificated Shares, to the physical delivery, deposit, withdrawal or transfer of certificates representing the Shares and (ii) with respect to American Depositary Shares evidenced by Receipts, (a) in the case of American Depositary Shares available in book-entry form, shall refer to appropriate adjustments in the records maintained by (1) the Depositary, (2) the Depositary Trust Company ("DTC") or its nominee, or (3) institutions that have accounts with DTC, as applicable, or (b) otherwise, shall refer to the physical delivery, deposit, surrender, transfer or withdrawal of such American Depositary Shares evidenced by Receipts.

      SECTION 1.8. Deposit Agreement.

            The term "Deposit Agreement" shall mean this amended and restated Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

      SECTION 1.9. Depositary; Corporate Trust Office.

            The term "Depositary" shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286

      SECTION 1.10. Deposited Securities.

            The term "Deposited Securities" as of any time shall mean, Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.5.

       SECTION 1.11. Dollars.

            The term "dollars" shall refer to the lawful currency of the United States.

      SECTION 1.12. Foreign Registrar.

            The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

      SECTION 1.13. Holder.

            The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.

      SECTION 1.14. Receipts.

            The term "Receipts" shall mean, with respect to any American Depositary Shares, the American Depositary Receipts issued hereunder evidencing such American Depositary Shares. A Receipt may evidence any number of American Depositary Shares.

      SECTION 1.15. Registrar.

            The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

      SECTION 1.16. Restricted Securities.

            The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or person performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or Luxembourg, or under a shareholder agreement or the Articles of Incorporation of the Company.

      SECTION 1.17. Securities Act of 1933.

            The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

      SECTION 1.18. Securities Exchange Act.

            The term "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

      SECTION 1.19. Shares.

            The term "Shares" shall mean Class B Shares of the Company, without par value, heretofore validly, issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

      SECTION 1.20. United States.

            The term "United States" shall have the meaning assigned to it under Regulation S under the Securities Act.

      SECTION 1.21. Luxembourg.

            The term "Luxembourg" shall mean the Grand Duchy of Luxembourg.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
           TRANSFER AND SURRENDER OF RECEIPTS

      SECTION 2.1. Form and Transferability of Receipts.

            Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

            The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

            Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

      SECTION 2.2. Deposit of Shares.

            Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer or endorsement in a form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such Shares to be deposited. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by, or there has been compliance with the rules and regulations of, the governmental agency in Luxembourg, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

            At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

            Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

            Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary (on behalf of Holders) or at such other place or places as the Depositary shall determine.

      SECTION 2.3. Execution and Delivery of Receipts.

            Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

      SECTION 2.4. Transfer of Receipts; Combination and Split-up of Receipts.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder thereof in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            The Depositary may, upon the request or with the approval of the Company to the extent practicable, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

      SECTION 2.5. Surrender of Receipts and Withdrawal of Shares.

            Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section
5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

            A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the designated office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

            At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      SECTION 2.6. Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

            As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any reasonable regulations the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this
Section 2.6.

            The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.7 hereof. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or to the extent the Depositary has received written instructions with respect thereto from the Company as to any Shares or other Deposited Securities the deposit of which would violate any applicable law or the Company's Articles of Incorporation.

      SECTION 2.7. Lost Receipts, etc.

            In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

      SECTION 2.8. Cancellation and Destruction of Surrendered Receipts.

            All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

      SECTION 2.9. Pre-Release of Receipts.

            The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

            Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.3 hereof, execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.2 ("Pre-Release"). The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may
be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five
(5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause
(b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

            The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.

      SECTION 3.1. Filing Proofs, Certificates and Other Information.

            Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide the Company with copies or originals of any such proofs of citizenship or residence, exchange control approval and any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or person presenting Shares for deposit.

      SECTION 3.2. Liability of Holder for Taxes.

            If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder of such Receipt shall remain liable for any deficiency.

      SECTION 3.3. Warranties on Deposit of Shares.

            Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      SECTION 3.4. Disclosure of Interest

            Each Holder and Beneficial Owner agrees to comply with requests from the Company which are made pursuant to applicable law or the Company's Articles of Incorporation or other such corporate document of the Company to provide information as to the capacity in which such Holders or Beneficial Owners owns American Depositary Shares and regarding the identity of any other person interested in such American Depositary Shares and regarding the nature of such interest, all as if such American Depositary Shares were to the extent practicable the underlying Shares. The Depositary agrees to use its reasonable efforts to forward to any Holder, at the written request and expense of the Company, any written request by the Company for such information. If the Company requests information from the Depositary, the Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the register.

ARTICLE 4. THE DEPOSITED SECURITIES.

      SECTION 4.1. Cash Distributions.

            Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, as promptly as practicable, subject to the provisions of
Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 hereof, if applicable) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Holders of the Receipts evidencing

American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent will remit to the appropriate governmental agency in Luxembourg all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

      SECTION 4.2. Distributions Other Than Cash, Shares or Rights.

            Subject to the provisions of Section 4.11 and Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall cause the securities or property received by it to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; net of fees and expenses of the Depositary; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, as provided in Section 4.1 of this Deposit Agreement.

      SECTION 4.3. Distributions in Shares.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon consultation with the Company to the extent practicable, distribute to the Holders outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit

Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      SECTION 4.4. Rights.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

            In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

            If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon receipt of instructions pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments or as may be requested by the Company to the Depositary in writing, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Holder.

            If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section
5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.

            The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Holders or are registered under the provisions of such Act; provided, however, that the Company shall have no obligation to file any such registration statement. If a Holder of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

            The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

      SECTION 4.5. Conversion of Foreign Currency.

            Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

            If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

            If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

            If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

      SECTION 4.6. Fixing of Record Date.

            Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary and the Company cause a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be the same date as, to the extent practicable to, any corresponding record date set by the Company) (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

      SECTION 4.7. Voting of Deposited Securities.

            Each of the Company's Class B shares entitles the holder thereof to cast one vote at any shareholder's meeting. Class A and Class B shares shall normally vote as one class at any shareholders' meeting provided that any resolutions affecting the respective rights of particular classes must be approved separately by the quorum and majority requirements established by law for each class.

            Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice, the form of which notice shall be approved by the Company, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to Luxembourg law, the Articles of Incorporation and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to the Chairman of the Board of Directors of the Company or to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to the Chairman of the Board of Directors of the Company or to a person designated by the

Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial shareholder opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

            There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

      SECTION 4.8. Changes Affecting Deposited Securities.

            In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent or additionally represent, the right to receive the new Deposited Securities so received in exchange, conversion or otherwise, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. If requested in writing by the Company, upon the occurrence of any such change, conversion or exchange covered by this Section 4.8 in respect of Deposited Securities, the Depositary shall give notice thereof to all Holders, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary).

      SECTION 4.9. Reports.

            The Depositary shall make available for inspection by Holders at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also, upon written request, send to the Holders copies of such reports furnished by the Company pursuant to Section 5.6.

      SECTION 4.10. Lists of Owners.

            Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

      SECTION 4.11. Withholding.

            In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

      SECTION 5.1. Maintenance of Office and Transfer Books by the Depositary.

            Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by Holders of such Receipts, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

            The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

            If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as

Registrar or, upon consultation with the Company to the extent practicable, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

      SECTION 5.2. Prevention or Delay in Performance by the Depositary or the Company.

            Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Luxembourg or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or any provision of or governing any Deposited Securities, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Incorporation or provisions of or governing any Deposited Securities. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

      SECTION 5.3. Obligations of the Depositary, the Custodian and the Company.

            The Company and its directors, employees, agents and affiliates assume no obligation nor shall they be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners of Receipts or any other persons, except that each agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            The Depositary and its directors, employees, agents and affiliates assume no obligation nor shall they be subject to any liability under this Deposit Agreement or the Receipts to any Holder or Beneficial Owner of any Receipt or any other person

(including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that each agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

            Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, the Company and their directors, employees and agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

            The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

            The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

      SECTION 5.4. Resignation and Removal of the Depositary.

            The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by 30 Business Days prior written notice of such removal effective upon the later of
(i) the 30th Business Day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      SECTION 5.5. The Custodians.

            The Depositary, after consultation with the Company to the extent practicable, may from time to time appoint one or more agents to act for it as Custodian hereunder. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

            Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

      SECTION 5.6. Notices and Reports.

            On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

            The Company will arrange for the translation into English and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Holders. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

      SECTION 5.7. Distribution of Additional Shares, Rights, etc.

            The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Company will take all steps reasonably necessary to ensure that no violation by the Company or the Depositary of the Securities Act of 1933 will result from such issuance or distribution.

            The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company furnishes to the Depositary a written opinion from U.S. Counsel for the Company, which Counsel shall be reasonably satisfactory to the Depositary, stating that a Registration Statement is not necessary.

      SECTION 5.8. Indemnification.

            The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

            The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.9) of a Receipt or Receipts in accordance with Section 2.9 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.9; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (a) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing to the Company by the Depositary and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (b) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

            The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

            If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than twenty (20) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

      SECTION 5.9. Charges of Depositary.

            The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.3), or by Holders, as
applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5,
(5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 hereof, (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, (8) a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below; provided, however, that no fee will be assessed under this clause (8) if a fee was charged pursuant to clause (6) above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

            The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

      SECTION 5.10. Retention of Depositary Documents.

            The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

      SECTION 5.11. Exclusivity.

            The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder, subject, however, to the rights of the Company under
Section 5.4.

      SECTION 5.12. List of Restricted Securities Owners.

            From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6. AMENDMENT AND TERMINATION.

      SECTION 6.1. Amendment.

            The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

      SECTION 6.2. Termination.

            The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections
5.8 and 5.9 hereof.

ARTICLE 7. MISCELLANEOUS.

      SECTION 7.1. Counterparts.

            This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Holder or Beneficial Owner of a Receipt during business hours.

      SECTION 7.2. No Third Party Beneficiaries.

            This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

      SECTION 7.3. Severability.

            In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      SECTION 7.4. Holders and Beneficial Owners as Parties; Binding Effect.

            The Holders and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

      SECTION 7.5. Notices.

            Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Quilmes Industrial (Quinsa), Societe Anonyme, 84 Grand-Rue L-1660 Luxembourg, Grand-Duchy of Luxembourg, Attention: Company Secretary, or any other place to which the Company may have transferred its principal office.

            Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286,
Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

            Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such

Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

            Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

      SECTION 7.6. Governing Law.

            This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

      SECTION 7.7. Compliance with U.S. Securities Laws.

            Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      SECTION 7.8. Submission to Jurisdiction; Appointment of Agent for Service of Process.

            The Company hereby (i) irrevocably designates and appoints National Registered Agents, Inc., 440 Ninth Avenue, 5th Floor, New York, New York 10001, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed seven (7) days after the same shall have been so mailed.

      SECTION 7.9. Assignment.

            This Deposit Agreement may not be assigned by either the Company or the Depositary, except as provided in Section 5.4.

      IN WITNESS WHEREOF, QUILMES INDUSTRIAL (QUINSA), SOCIETE ANONYME and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                            QUILMES INDUSTRIAL (QUINSA),
                                            SOCIETE ANONYME

                                            By: ________________________________
                                                Name:
                                                Title:

                                            THE BANK OF NEW YORK,
                                            as Depositary

                                            By: /s/ Hernan F. Rodriguez
                                                --------------------------------
                                                Name:
                                                Title:

                         Exhibit A to Deposit Agreement

NO.                                        _________________________________

                                           AMERICAN DEPOSITARY SHARES

                                           (Each American Depositary Share
                                           represents two (2) deposited Shares)


                              THE BANK OF NEW YORK

                           AMERICAN DEPOSITARY RECEIPT

                      FOR CLASS B SHARES WITHOUT PAR VALUE

                 OF QUILMES INDUSTRIAL (QUINSA), SOCIETE ANONYME

           (ORGANIZED UNDER THE LAWS OF THE GRAND-DUCHY OF LUXEMBOURG)

            The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that _____________________, or registered assigns IS THE OWNER OF ___________________.

                           AMERICAN DEPOSITARY SHARES

representing deposited Class B Shares, without par value (herein called "Shares") of Quilmes Industrial (Quinsa), Societe Anonyme, incorporated under the laws of the Grand-Duchy of Luxembourg (herein called the "Company"). At the date hereof, each American Depositary Share represents two (2) Shares which is either deposited or subject to deposit under the deposit agreement at the Luxembourg office of Banque et Caisse d'Epargne de l'Etat (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

                    101 Barclay Street, New York, N.Y. 10286

ARTICLE 8. THE DEPOSIT AGREEMENT.

      This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of February 28, 2002 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

ARTICLE 9. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

      Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt to such Holder or as ordered by him. Such delivery will be made at the option of the Holder hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Holder hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

ARTICLE 10. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

      The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any reasonable regulations the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement or this Receipt.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or to the extent the Depositary has received written instructions with respect thereto from the Company as to any Shares or Deposited Securities the deposit of which would violate any applicable law or the Company's Articles of Incorporation.

ARTICLE 11. LIABILITY OF HOLDER FOR TAXES.

      If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder hereof shall remain liable for any deficiency.

ARTICLE 12. WARRANTIES OF DEPOSITORS.

      Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

ARTICLE 13. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

      Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations thereunder. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide the Company with copies or originals of any such proofs of citizenship or residence, exchange control approval and any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or person presenting Shares for deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by, or there has been compliance with the rules and regulations of, the governmental agency in Luxembourg, if any, which is then performing the function of the regulation of currency exchange.

ARTICLE 14. CHARGES OF DEPOSITARY.

      The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.3 of the Deposit Agreement), or by Holders, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 thereof, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holder, (8) a fee of $.02 or less per American Depositary Share (or portion thereof)for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below; provided, however, that no fee will be assessed under this clause (8) if a fee was charged pursuant to clause (6) above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

      The Depositary, subject to Article (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

ARTICLE 15. PRE-RELEASE OF RECEIPTS.

      The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

      Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.2 thereof ("Pre-Release"). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be,
(ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause
(b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 16. TITLE TO RECEIPTS.

      It is a condition of this Receipt and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

ARTICLE 17. VALIDITY OF RECEIPT.

      This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

ARTICLE 18. REPORTS; INSPECTION OF TRANSFER BOOKS.

         The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission"). Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Depositary will make available for inspection by Holders of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also, upon written request, send to the Holders of Receipts copies of such reports furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.

      The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

ARTICLE 19. DIVIDENDS AND DISTRIBUTIONS.

      Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, as promptly as practicable, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in the Deposit Agreement, if applicable) to the Holders of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

      Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of the fees and expenses of the Depositary, provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash, as provided in Section 4.1 of the Deposit Agreement.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon consultation with the Company to the extent practicable, distribute to the Holders of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders of Receipts entitled thereto.

ARTICLE 20. CONVERSION OF FOREIGN CURRENCY.

      Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as praticable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

      If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

      If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

      If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

ARTICLE 21. RIGHTS.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute, to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

      In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder under the Deposit Agreement, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

      If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon receipt of instructions pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments or as may be requested by the Company to the Depositary in writing, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the

Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Holder.

      If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, the Depositary may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section
5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.

      The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Holders or are registered under the provisions of such Act; provided, however, that the Company shall have no obligation to file any such registration statement. If a Holder of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

      The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

ARTICLE 22. RECORD DATES.

      Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary and the Company causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be the same date as, to the extent practicable to, any corresponding record date set by the Company) (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

ARTICLE 23. VOTING OF DEPOSITED SECURITIES.

      Each of the Company's Class B shares entitles the holder thereof to cast one vote at any shareholder's meeting. Class A and Class B shares shall normally vote as one class at any shareholders' meeting provided that any resolutions affecting the respective rights of particular classes must be approved separately by the quorum and majority requirements established by law for each class.

      Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, the form of which notice shall be approved by the Company, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Luxembourg law, the Articles of Incorporation of the Company and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received. Upon the written request of an Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipt on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to the Chairman of the Board of Directors of the Company or to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to the Chairman of the Board of Directors of the Company or to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that
(x) the Company does not wish such proxy given, (y) substantial shareholder opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the

Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

ARTICLE 24. CHANGES AFFECTING DEPOSITED SECURITIES.

      In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent or additionally represent the right to receive the new Deposited Securities so received in exchange, conversion or otherwise, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. If requested in writing by the Company, upon the occurrence of any such change, conversion or exchange covered by Section 4.8 of the Deposit Agreement in respect of Deposited Securities, the Depositary shall give notice thereof to all Holders, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary).

ARTICLE 25. LIABILITY AND INDEMNIFICATION OF THE COMPANY AND DEPOSITARY.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Luxembourg or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or any provision of or governing any Deposited Securities, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation or provisions of or governing any Deposited Securities. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to
Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

      Neither the Company, the Depositary nor their respective directors, employees, agents and affiliates assume any obligation nor shall be subject to any liability under the Deposit Agreement or Receipts to Holders or Beneficial Owners of Receipts or any other persons, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

      Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, the Company and their directors, employees, agents and controlling persons may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

      The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

      The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

      The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

ARTICLE 26. RESIGNATION AND REMOVAL OF THE DEPOSITARY.

      The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 30 Business Days prior written notice of such removal, effective upon the later of (i) the 30th Business Day after delivery of the notice of the Depositary or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint substitute or additional custodian or custodians.

ARTICLE 27. AMENDMENT.

      The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

ARTICLE 28. TERMINATION OF DEPOSIT AGREEMENT.

      The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections
5.8 and 5.9 of the Deposit Agreement.

ARTICLE 29. COMPLIANCE WITH U.S. SECURITIES LAWS.

      Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

ARTICLE 30. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

      The Company hereby (i) irrevocably designates and appoints National Registered Agents, Inc., 440 Ninth Avenue, 5th Floor, New York, New York 10001 in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed seven (7) days after the same shall have been so mailed.

ARTICLE 31. DISCLOSURE OF INTEREST

      Each Holder and Beneficial Owner agrees to comply with requests from the Company which are made pursuant to applicable law or the Company's Articles of Incorporation or other such corporate document of the Company to provide information as to the capacity in which such Holders or Beneficial Owners owns American Depositary Shares and regarding the identity of any other person interested in such American Depositary Shares and regarding the nature of such interest, all as if such

American Depositary Shares were to the extent practicable the underlying Shares. The Depositary agrees to use its reasonable efforts to forward to any Holder, at the written request and expense of the Company, any written request by the Company for such information. If the Company requests information from the Depositary, the Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the register.